EXHIBIT 32

CERTIFICATION OF PERIODIC REPORT

          I, Jonathan R. Burst, the chief executive officer of International Fuel Technology, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)          the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 19, 2004	By:	/s/ JONATHAN R. BURST

Jonathan R. Burst
Chief Executive Officer

          I, Michael F. Obertop, the chief financial officer of International Fuel Technology, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)          the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 19, 2004	By:	/s/ MICHAEL F. OBERTOP

Michael F. Obertop
Chief Financial Officer